UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2015

FRANKLIN CREDIT MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54781	75-2243266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 2, 2015, 101 Hudson Leasing Associates (the “Landlord”) terminated early its lease of commercial space on the 25th floor at 101 Hudson Street, Jersey City, NJ (the “Premises”) to Franklin Credit Management Corporation (“FCRM”) dated July 27, 2005, as amended, following discussions regarding proposed modifications by FCRM to its lease obligations and non-payment of FCRM’s December 2014 installment of rent. The Premises are the executive and administrative offices of FCRM. FCRM has proposed to not voluntarily vacate the Premises and to continue discussions with the Landlord in an effort to secure alternative office space arrangements with the Landlord including, but not limited to, a reduction in the square footage of the Premises, possible relocation to a smaller office space owned by the Landlord, or a restructuring of rent obligations relating to the Premises. There can be no assurance that the Landlord will accommodate FCRM or not judicially evict FCRM from the Premises. If FCRM is evicted from the Premises, without securing alternative office arrangements, FCRM’s business will be adversely affected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Management Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2015
FRANKLIN CREDIT MANAGEMENT CORPORATION

	By:	/s/ Kevin P. Gildea
Kevin P. Gildea EVP, Chief Legal Officer & Secretary